Exhibit 16.1

September 28, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Refco Public Commodity Pool, L.P.  (formerly S&P Managed Futures Index Fund, LP) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Refco Public Commodity Pool, L.P. dated September 15, 2006.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP